AMENDMENT NO. 1
                               TO CREDIT AGREEMENT


     AMENDMENT  NO.  1 TO  CREDIT  AGREEMENT  ("this  Amendment"),  dated  as of
December 1, 2003, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to amend the Credit Agreement;

     NOW, THEREFORE, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS. The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 3 hereof is, amended as follows:

     2.1. Section 7.11(i) of the Credit Agreement is amended by adding the phrase ", Subsidiaries of Foamex Asia Co., Ltd." immediately after the name "Foamex Asia Co., Ltd." in clause (A) of the proviso thereto.

     2.2. The defined term "Restricted Investment" in Annex A to the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (n) of such defined term and substituting a semicolon therefor, (ii) deleting the period at the end of such defined term and substituting "; and" therefor and
(iii) adding the following clause to the end of such defined term:

     "(p) a loan made by Foamex in an amount not to exceed $4,000,000 as more fully described in a letter to the Lenders dated December 1, 2003 and acknowledged by the Administrative Agent; provided, that (i) the loan shall be evidenced by a promissory note payable to the order of Foamex and shall be secured by the collateral described in such letter (such promissory note and the security documents to be in form and substance reasonably acceptable to the Administrative Agent), (ii) all payments of principal and interest made on such


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     loan shall be promptly applied to the payment of principal on the Revolving
     Loans, (iii) the promissory note evidencing such loan and all security therefor shall be pledged to the Administrative Agent pursuant to the U.S. Security Agreement (which pledge shall constitute a first priority security interest therein) and such note shall be delivered to the Administrative Agent duly endorsed to the order of the Administrative Agent and (iv) all consents or approvals, including those under the Term Loan B Agreement, to permit such loan and pledge shall have been obtained and shall be in full force and effect."

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective upon:

          (a) the Administrative Agent receiving counterparts hereof duly executed and delivered by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent; and

          (b) the Administrative Agent receiving (x) a counterpart of a Fee Letter (the "Fee Letter") between the Borrower and the Administrative Agent duly executed and delivered by the Borrower, which Fee Letter shall be in form and substance satisfactory to the Administrative Agent and shall provide for the payment by the Borrower to the Administrative Agent, for the ratable benefit of each of the Lenders delivering to the Administrative Agent its executed signature page to this Amendment on or before December 5, 2003, of a certain amendment fee referred to in the Fee Letter and (y) payment of the amendment fee referred to in clause (x) above.

     SECTION 4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                      FOAMEX L.P.

                      By:  FMXI, Inc., its Managing General Partner


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FMXI, INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX INTERNATIONAL INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Senior Vice President
                               --------------------------------


                      FOAMEX CANADA INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX CAPITAL CORPORATION


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX LATIN AMERICA, INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


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                      FOAMEX MEXICO, INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX MEXICO II, INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX ASIA, INC.


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      FOAMEX CARPET CUSHION LLC


                      By:      /s/ George L. Karpinski
                               --------------------------------

                      Title:   Vice President
                               --------------------------------


                      BANK OF AMERICA, N.A.,
                        Individually and as Administrative Agent


                      By:      ________________________________

                      Title:   ________________________________


                      GENERAL ELECTRIC CAPITAL CORPORATION


                      By:      ________________________________

                      Title:   ________________________________


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                      BANK ONE, NA (Main Office Chicago)

                      By:      ________________________________

                      Title:   ________________________________


                      THE CIT GROUP/COMMERCIAL SERVICES, INC.


                      By:      ________________________________

                      Title:   ________________________________


                      CONGRESS FINANCIAL CORPORATION
                                               (CENTRAL)

                      By:      ________________________________

                      Title:   ________________________________


                      STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM


                      By:      ________________________________

                      Title:   ________________________________


                      ORIX FINANCIAL SERVICES, INC.


                      By:      ________________________________

                      Title:   ________________________________


                      WELLS FARGO FOOTHILL, LLC


                      By:      ________________________________

                      Title:   ________________________________


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